Exhibit 99.1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Exhibit 99.1 contains forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 and concern matters that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or similar words which are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable as of the date hereof, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from the views and expectations set forth in this Exhibit 99.1. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by us or any other person that our events or plans will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date hereof or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the Securities and Exchange Commission and those reports filed after the date hereof. Actual results may differ materially from any forward looking statement.

About Cryoport

Overview

We are redefining the temperature-controlled supply chain for the life sciences industry by providing a unique and evolving platform of critical products and solutions, including advanced packaging, informatics, specialty logistics services, biostorage services, and cryogenic life sciences equipment. With over 600 employees spread across 30 locations worldwide, we are engaged in providing global solutions to the pharma/biopharma, reproductive medicine, and animal health markets. Our primary focus is on addressing the critical temperature-controlled supply chain needs within the biopharmaceutical space with an emphasis on serving the rapidly-growing cell and gene therapy, or C&GT, market.

Our Strategy

We are focused on establishing best-in-class, comprehensive temperature-controlled supply chain solutions that support the expanding global landscape of the life sciences industry. We believe our growth strategy aligns with the growth of the markets we serve and our customers within them. In particular, we identified the C&GT market as a high growth market, with unmet supply chain needs that we believe can benefit significantly from our solutions. The global C&GT market was valued at approximately $4.2 billion in 2019 and is projected to grow to over $33.1 billion by 2024.

Over the last several years, we have grown to become a leader in supporting C&GT clinical trials globally. As of the end of the third quarter of 2020, we supported over 500 clinical trials and four commercial therapies, including KYMRIAH by Novartis and YESCARTA by Gilead/Kite. In addition, seven additional Cryoport supported therapies filed for commercial approval with the U.S. Food and Drug Administration, or FDA, or the European Medicines Agency, or EMA, as of the end of the third quarter of 2020. Based on publicly disclosed information, industry data, and internal forecasts, we estimate that up to 23 additional Cryoport supported C&GTs, currently in clinical trials, may file for regulatory approval during the course of 2021. Commercial approvals of these therapies provide an opportunity to become significant revenue drivers for us in the future as each of them requires comprehensive temperature-controlled supply chain support and services at commercial scale, and we expect that many will select us as their critical supply chain solution as a result of our work in connection with their clinical trials.

We intend to build on our recent history of developing market-leading, temperature-controlled supply chain solutions and delivering strong growth through the following strategies:

•	Superior service to our clients. We strive to provide our clients with best-in-class solutions to help manage some of the most critical aspects of their evolving businesses with advanced temperature-controlled supply chain solutions tailored to their specific requirements.

•	Continuous innovation. We plan to capitalize on our internal technological expertise to develop products and solutions that address unmet needs in the global supply chain of the C&GT market and the other life sciences markets we serve. We plan to strengthen our existing products and solutions with complementary products, solutions and innovative technologies that are designed to provide our customers with tailored solutions to manage the critical aspects of the supply chain effectively and efficiently.

•	Geographical expansion. We intend to expand our global commercial presence by continuing to broaden our capabilities within our existing network and selectively build out new global supply chain centers, manufacturing facilities, and infrastructure in support of known and anticipated growth in demand for our solutions and equipment.

•	Strategic logistics alliances and collaborations. We have been successful in establishing strategic alliances around the world as a means for our current and prospective client base to utilize our solutions. We have focused our efforts on market leading companies in the logistics services industry as well as participants in the life sciences industry. These strategies drive integration of our solutions into our alliance partners’ services. We currently support the three largest integrators in the world: FedEx, DHL and UPS, with advanced cryogenic logistics solutions for the life sciences industry. Our Compliance Unified Ecosystem includes alliance partners such as McKesson Specialty Health, a division of McKesson Corporation, Be TheMatch BioTherapies, Brooks Life Sciences, EVERSANA, Lonza, Medipal and Vineti. The overarching goal of these partnerships is to provide fully integrated solutions including, but not limited to, process optimization that reduces risk, increases transparency, and improves certainty.

•	Targeted acquisitions. We intend to continue to selectively pursue acquisitions that may include innovative technologies and solutions and/or geographic competencies and capabilities to ensure we further enhance and broaden our market leadership and enable our clients to successfully bring products and life-saving therapies to market.

•	Setting industry standards. Our supply chain solutions are designed to support our clients’ initiatives through early-stage studies, clinical trials, and their global commercialization. We believe our ‘first mover’ advantage and the experience we have gained in supporting the C&GT market have positioned us as a market leader in the space with a strong platform of comprehensive products and solutions that have been adopted by many leading life sciences companies. A key strategy for further accelerating market adoption of our enabling solutions is to maintain and extend our position as the industry leader in the markets we serve. We believe this approach can further strengthen our market position, expand the breadth of services our clients utilize, increase our competitive advantage and contribute to our long-term growth.

Our Solutions

We use our competencies and capabilities to develop comprehensive and reliable, technology-centric solutions that address the specific needs of our customers. Our platform of temperature-controlled supply chain products and solutions includes cold-chain and cryogenic life sciences equipment, advanced packaging, informatics, specialty logistics services, biostorage services, kitting, labeling, and fulfillment. These products and solutions are utilized for temperature-controlled supply chain services in the life sciences industry for personalized medicine, cell therapies, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances, and other commodities that require continuous exposure to certain ranges of precision-controlled temperatures and environments.

Our Cryoport Express Solutions are comprised primarily of a sophisticated, cloud-based, logistics management platform, which is branded as the Cryoportal Logistics Management Platform, or the Cryoportal, Cryoport Express Shippers and the SmartPak Condition Monitoring System, or the SmartPak. The Cryoportal supports the management of shipments through a single interface, which includes order entry, document preparation, customs documentation, courier management, near real-time shipment tracking and monitoring, issue resolution, and regulatory compliance requirements. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment through data collected by the SmartPak. The Cryoportal can record and retain a fully documented history of all Cryoport Express Shippers, including chain-of-custody, chain-of-condition, chain-of-identity, and Chain of Compliance information for each shipment, which is used to ensure that the stability of shipped biologic commodities are maintained throughout the shipping cycle.At the client’s option, recorded information is archived, allowing the client to meet exacting requirements necessary for scientific work and/or proof of regulatory compliance during the logistics process.

During 2018 we introduced our Chain of Compliance solution, as a new industry standard within the C&GT market. Our Chain of Compliance goes beyond chain of condition, chain of custody and chain of identity by providing traceability of the equipment and processes supporting each client or patient therapy. The Chain of Compliance enables us to recall any single or every transport that an individual Cryoport Express Shipper has taken, the client(s) it supported, the commodity transported, its performance during transit, and each step that we perform before the shipper is put back into service. This includes Cryoport Express Shipper performance and requalification history, commodity history, courier handling and performance history, calibration history, and correlation competencies that can link in field events to equipment performance. Many of these standards have now been incorporated in the recently released ISO-21973 standard and we believe they are likely to become regulatory requirements in the near future.

In September of 2019, the Cryoport Express Advanced Therapy Shippers were launched to address specific needs of biopharma companies developing and commercializing C&GTs. These Advanced Therapy Shippers provide verification processes to ensure that they have only been used for human-based therapies and materials and employ advanced validated cleaning methods to minimize the risk of cross-contamination of equipment and materials during use, delivery, and distribution of biopharmaceutical materials.

We further extended our solutions, capabilities, and global logistics network through the following recent acquisitions:

In May 2019, we expanded our capabilities by acquiring Cryogene Partners, a Texas general partnership doing business as Cryogene Labs, or Cryogene. Cryogene operates an expanding state-of-the-art temperature-controlled biostorage solutions business strategically located in Houston, Texas. Cryogene is an industry leader in the management of pre-clinical services which include critical biological commodities to support clinical research, the advancement of C&GTs, GMP biologics, and public health research. It provides customized, end-to-end chain of custody/chain of condition solutions for its clients.

In October 2020, we further expanded our capabilities by acquiring CRYOPDP, a leading global provider of innovative temperature-controlled logistics solutions for high value, time critical and temperature-sensitive pharmaceuticals. CRYOPDP covers a significant portion of the healthcare temperature-controlled supply chain including packaging, pick-pack kit preparation, premium services and specialty pharma/biopharma courier support. This acquisition increased our global presence to a network of 27 global supply chain centers in 13 countries. This network gives us a new advantage when serving global multinational customers and also provides redundancies and backup that reduce supply chain risk for our customers. CRYOPDP has also developed a cloud-based platform branded as UnITy, which we plan to integrate with our Cryoportal Logistics Management Platform. UnITy provides functionalities such as Transport Management System, Warehousing Management System, Quality Management System, a Customer Experience portal, mobile apps for track and trace during transport and storage as well as integration with transportation agents and business partners.

In October 2020, we made a second acquisition, acquiring MVE Biological Solutions from Chart Industries, Inc. MVE Biological Solutions provides cryobiological storage and transportation solutions for the life sciences industry through its advanced line of cryogenic stainless-steel freezers, aluminum dewars and related ancillary equipment used in the storage and transport of life sciences commodities, which includes the rapidly growing C&GT business. With three primary facilities, located in Ball Ground, Georgia, New Prague, Minnesota and Cheng-du, China, MVE Biological Solutions is a leader in serving the life sciences industry throughout the world. The acquisition is a vertical integration that, in addition to expanding our footprint to handle the growing demand driven by the growth in the C&GT market, helps to secure our supply of cryogenic shippers and storage equipment. Cryobiological storage and transport clients include medical laboratories, biotech/pharmaceutical research facilities, blood and tissue banks, veterinary laboratories, largescale repositories, and fertility clinics. The addition of MVE Biological Solutions allows us to capture a greater share of the global spend on supply chain products and services that supports C&GT.

As demonstrated by our organic growth and acquisitions, we are continually focused on establishing comprehensive temperature-controlled supply chain solutions to support the rapidly expanding global landscape of the life sciences industry.

The Markets We Serve

Pharma/Biopharma. In the pharma/biopharma market we are focused on supporting the saving of lives. From clinical research and development to clinical research organizations to clinical trials for C&GTs to the storage and delivery of life-saving C&GTs to the customers of biopharmaceutical and biotechnology organizations to crucial points of care, we strive to address fundamental-to-advanced temperature-controlled storage, transport, packaging, fulfillment, and information challenges. In particular, C&GTs have become a rapidly growing area of biological drug development, with over 1,000 clinical trials underway in 2020. This therapeutic approach has certain supply chain challenges that we believe our solutions can help address.

Human Reproductive Medicine. In the human reproductive medicine market we are focused on the support of the creation of human life by supporting In Vitro Fertilization, or IVF, and related technologies along with clinical networks globally. Through our CryoStork services, we transport reproductive materials through dedicated medical transport services to help ensure that IVF materials are on the next flight out to their destination. IVF materials also receive one-on-one handling and individualized attention during the entire logistics process. In addition, we also provide cryobiological storage equipment to fertility clinics around the world.

Animal Health. In the animal health market we provide support for animal reproduction, which primarily involves the production of protein for sustaining life. We also support the health of recreational and companion animals. Animal disease prevention and control rely on the safe transport and storage of vaccines and other biological materials around the world. Our temperature-controlled supply chain solutions are designed to help avoid costly delays through nonstop monitoring and complete fleet management from and to the origin and destination points as well as provide cryobiological storage equipment for veterinary laboratories and large-scale repositories.

Recent Developments

Acquisitions

On October 1, 2020, we completed our acquisition of CRYOPDP for a cash consideration of €49,000,000, subject to cash, net debt, working capital and other adjustments. CRYOPDP, based in France, is a leading global provider of innovative temperature-controlled logistics solutions to the clinical research, pharmaceutical and cell and gene therapy markets. CRYOPDP conducts its business activities mainly through entities based in the United Kingdom, the United States, the Asia-Pacific region, and India.

Also, on October 1, 2020, we completed our acquisition of MVE Biological Solutions for cash consideration of $320 million, subject to customary closing working capital and other adjustments. We financed a portion of the closing cash payment of the MVE Biological Solutions acquisition with the net proceeds of the Blackstone Private Placement, as further discussed below. MVE Biological Solutions is a global leader in manufactured vacuum insulated products and cryogenic freezer systems for the life sciences industry. MVE Biological Solutions has manufacturing and distribution operations in the United States, Europe, and Asia.

As a result of the acquisitions, we have approximately 625 employees: 605 full-time, 10 part-time, and 10 temporary, of which 250 are located in the Americas, 158 in Europe, the Middle East and Africa, or EMEA, and 217 in Asia Pacific, or APAC.We believe that we have assembled a strong management/leadership team with the experience and expertise needed to execute our business strategy. We anticipate hiring additional personnel as needs dictate to implement our global growth strategy.

After the acquisitions, we lease or own various corporate, research and development, biostorage, global logistics and supply chain centers at 37 total sites across the Americas, EMEA and APAC regions. We believe that these facilities are adequate, suitable and of sufficient capacity to support our immediate and expected needs.

Blackstone Private Placement

In connection with the MVE Biological Solutions acquisition, on October 1, 2020, we completed a private placement with an investment vehicle of funds affiliated with The Blackstone Group Inc., consisting of the issuance and sale of (i) 250,000 shares of a newly designated 4.0% Series C Convertible Preferred Stock, par value $0.001 per share, or the Series C Convertible Preferred Stock, at a price of $1,000 per share, for $250 million, and (ii) 675,536 shares of our common stock for $25.0 million, for an aggregate purchase price of $275.0 million, pursuant to a Securities Purchase Agreement, dated August 24, 2020, between us and Blackstone Freeze Parent L.P. (f/k/a BTO Freeze Parent L.P.).

Preliminary Estimates for the Three Months Ended December 31, 2020

While we have not finalized our full financial results as of and for the quarter ended December 31, 2020, we expect to report that our total revenue for the three months ended December 31, 2020 to be between $47.7 million and $48.5 million, as compared to $9.2 million for the three months ended December 31, 2019. The expected total revenue is based on expected revenues for each of Cryoport Systems, LLC, Cryogene, MVE Biological Solutions and CRYOPDP, which we expect to be between $11.1 million and $11.2 million for Cryoport Systems, $1.4 million for Cryogene, between $22.6 million and $23.0 million for MVE Biological Solutions, and between $12.6 million and $12.9 million for CRYOPDP, respectively. The estimated increase in total revenue was primarily attributable to growth in the Pharma/Biopharma market. We are not at this time able to estimate the amount of our operating loss or net loss, although we expect them to be substantial for the quarter and year ended December 31, 2020 due, in part, to purchase price adjustments associated with our acquisitions of CRYOPDP and MVE Biological Solutions.

These amounts are preliminary, have not been audited and are subject to change in connection with the completion of our financial statements for the quarter and year ended December 31, 2020. Our expectations with respect to our unaudited results for the period discussed above are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this unaudited preliminary financial information and does not express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of our financial condition, liquidity and results of operations as of and for the year ended December 31, 2020, which will not be available until after this offering is completed.